UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 14, 2005

Cellegy Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Marina Boulevard, Suite 300 Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 616-2200

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2005, Cellegy Pharmaceuticals, Inc. (the “Company”) announced that it had received a determination letter dated September 14, 2005 following a hearing by the Listing Qualifications Panel of the Nasdaq Stock Market indicating that the Company’s common stock will transfer from the Nasdaq National Market to the Nasdaq SmallCap Market, effective at the opening of business on September 16, 2005.  The transfer from the Nasdaq National Market is due to the Company not currently satisfying the $50 million market capitalization requirement of Nasdaq Marketplace Rule 4450(b)(1)(A).  The Company has determined not to request a review of the Panel’s determination.

A copy of the Company’s press release relating to the above matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated September 15, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: September 16, 2005	By:	/s/ Robert J. Caso
Robert J. Caso
Vice President, Finance
(Duly Authorized Officer)